SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CAPITAL PACIFIC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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CAPITAL PACIFIC HOLDINGS, INC.

4100 MacArthur Boulevard
Suite 200
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 11, 2002

       The Annual Meeting of Stockholders (the “Meeting”) of Capital Pacific Holdings, Inc. (the “Company”) will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California on July 11, 2002 at 9:00 a.m. (Pacific Daylight Savings Time) for the following purposes:

1. To elect directors whose terms expire at the Meeting; and

2. To consider such other matters as may properly come before the Meeting or any adjournment thereof.

      Only holders of record of the Company’s Common Stock at the close of business on June 10, 2002, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Company’s stock transfer books will remain open.

      A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly. All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

STEVEN O. SPELMAN, JR.
Corporate Secretary

June 12, 2002

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
ELECTION OF DIRECTORS (Proxy Item No. 1)
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH OFFICERS, DIRECTORS AND AFFILIATES
INDEPENDENT AUDITORS
MISCELLANEOUS
OTHER MATTERS THAT MAY COME BEFORE THE MEETING

CAPITAL PACIFIC HOLDINGS, INC.

4100 MacArthur Boulevard
Suite 200
Newport Beach, California 92660

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 11, 2002

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capital Pacific Holdings, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on July 11, 2002, and at any adjournment thereof, for the purposes set forth herein. All properly completed proxies will be voted in the manner specified therein, if no choice as to Proxy Item No. 1 (Election of Directors) is specified, proxies will be voted for the election to the Board of Directors of the nominees listed below under “ELECTION OF DIRECTORS.” Any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person notwithstanding the fact that such stockholder has a proxy outstanding.

      The Board of Directors has established June 10, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 13,695,062 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), with each share being entitled to one vote.

      The Company intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about June 12, 2002. Copies of the Company’s 2002 Annual Report will be mailed to the Company’s stockholders along with this Proxy Statement.

ELECTION OF DIRECTORS

(Proxy Item No. 1)

      The Company’s Board of Directors is comprised of four directors, each of whom are to serve until the next meeting at which directors are elected. At the Meeting, four persons will be elected to serve as directors.

      Each of the nominees listed below is currently a director and has been nominated by the Board to serve as a director of the Company until the next annual meeting of the stockholders of the Company following his election. When properly executed and returned, the enclosed proxy will be voted in favor of the election of each of the nominees, unless authority to vote for a nominee is withheld. In the event that a nominee is unable to serve (an event which is not anticipated) or does not receive sufficient votes to be elected, then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, in his best judgment, for such other person as he may select in place of such nominee.

      The following table sets forth the name, age, and background information concerning the nominees. Information regarding the nominee’s ownership of Common Stock appears under the heading “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” below.

		Director
Name	Age	Since	Information About Nominees

Hadi Makarechian	54	1992	Mr. Makarechian has been Chairman of the Board of the Company since August, 1992 and served as Chief Executive Officer of the Company from March, 1993 until May, 1996 and since January 1998. Mr. Makarechian has also served as President of the Company since January 1999. Mr. Makarechian was the founder and chairman of Capital Pacific Homes Inc., a real estate development firm located in Newport Beach, California, until it was merged into the Company in 1994.
Karlheinz M. Kaiser	44	1993	Mr. Kaiser is a principal with Christinger Partner AG, a printing company in Switzerland. From August of 1992 through December 1994 Mr. Kaiser was a management consultant with Friedli & Partner, a management consulting firm in Switzerland.
Allan L. Acree	59	1992	Mr. Acree holds the position of Senior Mortgage Officer with Manulife Financial in Washington, D.C. Manulife Financial Corporation is the holding company for the Manufacturers Life Insurance Company and its Subsidiaries. Prior to joining Manulife in July, 1999, Mr. Acree was a principal in A.L. Acree & Associates, a real estate consulting firm based in Rockville, Maryland.
William J. Hadaway	62	2001	Mr. Hadaway is the President of William J. Hadaway, P.A. in Orlando, Florida. He has over 38 years of Public Accounting experience and has been practicing as a sole practitioner or partner in a public accounting firm since 1971.

Meetings and Committees of the Board of Directors; Directors’ Compensation

      Each member of the Board of Directors of the Company who is not also an officer of the Company is compensated at a rate of $10,000 per year, plus $1,500 for each meeting of the Board which he attends, and is reimbursed for the expenses of attending meetings. The Board of Directors held five meetings during the fiscal year ended February 28, 2002.

      The Board of Directors has a standing Audit Committee whose current members are Allan L. Acree, Karlheinz M. Kaiser and William J. Hadaway. Mr. Hadaway serves as Chairman of the Audit Committee. The members of the Committee each receive $5,000 per year for participating on the Audit Committee. The Audit Committee has the responsibility of (a) reviewing the scope of, and the fees for, the annual audit of the Company and the independence of the outside auditors, (b) reviewing with the independent auditors the Company’s accounting practices and policies, (c) reviewing with the independent auditors their final report, (d) reviewing with internal and independent auditors overall accounting and financial controls, and (e) being available to the independent auditors for consultation purposes. The Audit Committee held seven meetings during the fiscal year ended February 28, 2002.

      The Board of Directors has a standing Compensation Committee whose current members are Allan L. Acree and Karlheinz M. Kaiser. Messrs. Acree and Kaiser each receive $2,000 for each meeting attended. The primary function of the Compensation Committee is to advise the Board of Directors with respect to all matters relating to executive compensation. The Compensation Committee held one meeting for the fiscal year ended February 28, 2002.

      The Board of Directors does not have a standing nominating committee or other standing committees performing similar functions.

      Each current director who was a director at the time of such meetings attended at least 75% of the total of the Board meetings and meetings of the committees of the Board of which he is a member.

EXECUTIVE OFFICERS

      In addition to Mr. Hadi Makarechian, the Company’s executive officers are as follows:

Name and Position with Company	Age	Information About Executive Officers

Stephen P. Couig Chief Operating Officer	36	Mr. Couig joined the Company in January 1997, as Senior Vice President, was promoted to Executive Vice President in July 2000 and assumed his current position in May 2001. Prior to joining the Company he served as Executive Vice President in charge of acquisitions for Troon Golf, a Scottsdale, AZ based golf course owner and operator. After receiving his MBA from Dartmouth College in 1993 he was, until 1996, an Associate at Morgan Stanley in the Equity Capital Markets department focusing on business development opportunities.
Dag Wilkinson Chief Legal Officer	46	Mr. Wilkinson joined the Company in September 2001 after serving as outside mergers, acquisition and securities counsel for the Company and its predecessors since 1990. Prior to joining the Company, he was a partner with the Washington D.C. law firm Wiley Rein & Fielding. He is a 1982 graduate of Yale Law School and has a Masters Degree from the Woodrow Wilson School at Princeton University.
Steven O. Spelman, Jr. Chief Financial Officer and Corporate Secretary	41	Mr. Spelman joined the Company in November 1997 as Vice President, Finance and assumed the Chief Financial Officer position in January 1998. He was named Corporate Secretary in September 1998. Prior to joining the Company, Mr. Spelman served with Arthur Andersen LLP for thirteen years, most recently as a Senior Audit Manager, after receiving his MBA from the University of Southern California in 1984.
Sherry S. Irani Treasurer and Director of Human Resources	40	Ms. Irani joined the Company in November 1996 as Director of Banking. In 1997, she assumed the additional role of Director of Human Resources. She was named the Corporate Treasurer in July of 2000. Previously, she worked for First Interstate Bank for twelve years on various assignments. Her last position was Senior Financial Services Manager. She has a Bachelor of Science degree in Economics from Simmons College in Boston with advanced studies at London School of Economics.

      All executive officers serve at the pleasure of the Board of Directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table sets forth the cash compensation paid during the fiscal years ended February 28, 2002, February 28, 2001 and February 29, 2000 to each of the five most highly compensated executive officers of the Company in all capacities in which they served, and such other individuals as are required to be disclosed.

Summary Compensation Table

						Long Term
						Compensation

						Number of
		Annual Compensation				Securities
	Fiscal					Underlying	All Other
Name and Principal Position	Year	Salary		Bonus		Options	Compensation(e)

Hadi Makarechian	2002	$435,000		$400,000	(a)	—	$90
Chairman and Chief	2001	316,969		1,811,000	(a)(b)	—	160
Executive Officer	2000	301,875		598,000	(a)	—	160
Stephen P. Couig	2002	268,750		380,000	(c)	—	3,490
Chief Operating Officer	2001	243,750		240,000	(c)	40,000	3,560
	2000	212,500		105,000	(c)	24,000	2,035
Dag Wilkinson	2002	137,500	(d)	12,000		—	1,007
Chief Legal Officer	2001	—		—		—	—
	2000	—		—		—	—
Steven O. Spelman, Jr.	2002	242,500		380,000	(c)	—	3,490
Chief Financial Officer and	2001	214,167		240,000	(c)	40,000	3,560
Corporate Secretary	2000	178,750		115,000	(c)	24,000	1,931
Sherry S. Irani	2002	91,375		65,000	(c)	—	90
Treasurer and Director of	2001	79,601		45,000	(c)	5,000	160
Human Resources	2000	73,083		21,500	(c)	4,000	160

(a)	Bonus was earned in the fiscal year indicated but was paid in the subsequent fiscal year (see Compensation Committee Determination on Executive Compensation).

(b)	Includes a bonus of $728,000 paid in respect of a transaction which closed in fiscal 2001. Amounts were paid subsequent to stockholder approval.

(c)	Bonuses shown for fiscal 2002, fiscal 2001 and fiscal 2000 include amounts related to and accrued for by the Company in the previous fiscal year.

(d)	Mr. Wilkinson began employment with the Company on September 1, 2001.

(e)	Represents premiums paid by the Company for term life insurance for the benefit of the insured and employer matching contributions to the Company’s 401(k) Plan.

Stock Options

      Effective February 28, 1995, the Company, as approved by the stockholders of the Company in July 1995, adopted the 1995 Stock Incentive Plan (the “1995 Plan”). The 1995 Plan permits a committee designated by the Board of the Company to make awards to key employees and directors of the Company and its subsidiaries. Subject to various restrictions, awards could be in the form of stock options, restricted or unrestricted stock, stock appreciation rights or a combination of the above. The maximum number of shares or share equivalents that may be awarded under the 1995 Plan is 1,500,000. In February 1999, the Board of Directors approved a grant of 256,000 stock options under the Plan, effective on February 8, 1999. In addition, stock options to purchase 250,000 shares were granted with effective dates of both September 30, 1999 and September 1, 2000. The stock underlying all of the option grants is the Company’s Non-Voting Common Stock, par value $.10 per share. As of June 8, 2001, there are 1,235,000 shares of the Non-Voting Common Stock outstanding. Since there has been no trading activity for the Non-Voting Common Stock, the value of such Non-Voting Common Stock for purposes of calculating the value of the options (solely for purposes of this Proxy Statement) is assumed to be the market price of the Company’s publicly traded voting common stock.

Options Grants In Last Fiscal Year

Potential
Realizable Value
	Individual Grants(1)				at Assumed
Annual Rates of
	Number of	Percent of			Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term(2)
	Options Granted	Employees in	Base Price	Expiration
Name	(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Hadi Makarechian	—	—	—	—	—	—
Stephen P. Couig	—	—	—	—	—	—
Dag Wilkinson	—	—	—	—	—	—
Steven O. Spelman, Jr.	—	—	—	—	—	—
Sherry S. Irani	—	—	—	—	—	—

(1)	The nonqualified stock options granted by the Board are scheduled to vest at a rate of 33 1/3% per year over the first three years and to lapse after ten years unless sooner exercised or forfeited. All stock options will vest immediately in the event of either (i) a merger in which the Company does not survive or (ii) a sale of all or substantially all of the Company’s assets. All stock options were granted at the closing market price of the Company’s voting shares on the date of grant.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company’s stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

Fiscal Year End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options At Fiscal		In-The-Money Options At
			Year End(#)(1)		Fiscal Year End($)(2)
	Shares Acquired
Name	On Exercise(#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Hadi Makarechian	—	—	—	—	—	—
Stephen P. Couig	—	—	44,333	34,667	72,750	57,000
Dag Wilkinson	—	—	—	—	—	—
Steven O. Spelman, Jr.	—	—	44,333	34,667	72,750	57,000
Sherry S. Irani	7,833	21,242	—	4,667	—	7,833

(1)	The nonqualified stock options granted by the Board are scheduled to vest at a rate of 33 1/3% per year over the first three years and to lapse after ten years unless sooner exercised or forfeited. All stock options will vest immediately in the event of either (i) a merger in which the Company does not survive or (ii) a sale of all or substantially all of the Company’s assets. All stock options were granted at the closing market price of the Company’s voting shares on the date of grant.

(2)	Calculated per share by subtracting the exercise price from the market price of the Company’s voting shares on February 28, 2002.

Employment Agreements and Other Arrangements

      None of the executive officers is currently working under an employment contract.

Compensation Committee Determination on Executive Compensation

      The Compensation Committee (the “Committee”) of the Company’s Board of Directors establishes the Company’s general compensation policies, compensation plans, and specific compensation levels for the Company’s Chief Executive Officer and any other executive officer which may in the future be specifically designated by the Board of Directors. The Compensation Committee also reviews the design, administration and effectiveness of compensation programs for other key executives. The general policy and philosophy of the Compensation Committee is to provide total compensation opportunities that are competitive with the opportunities offered to executives in similar positions at competing companies and that compensation with a strong link to the financial performance of the Company enables the Company to attract and retain the key personnel necessary to fuel continued growth and profitability.

      The Committee has examined the compensation of the executives of comparatively placed homebuilders to determine whether or not the compensation of the Company’s Chief Executive Officer is within the range of his peers. In undertaking such examination, the Committee has sought publicly available information regarding homebuilders which are at a similar stage in their growth and development to that of the Company, and therefore compete for the same executive personnel.

     Performance-Based Compensation

      The Committee has reviewed the Company’s performance in Fiscal Year 2002 in homebuilding and in effecting strategic transactions under the direction of the Chief Executive Officer. Based upon the Committee’s review of the compensation of chief executives of similarly-placed homebuilders, the Committee applied the existing performance bonus structure of four percent (4%) of pre-tax income to the Company’s results in Fiscal Year 2002 and compared the expected results of that formula to the cash compensation of the peer group. The Committee found that, taking into account the absence of non-cash compensation, the performance based compensation derived from application of the existing formula put the compensation of the CEO at the lower end of the range of the peer group.

      Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. The Code permits deduction of compensation in excess of $1 million only if it is performance based, the criteria for award are specified in detail, and stockholder approval is obtained prior to payment. The policy of the Company is to maintain the tax deductibility of all compensation paid to its executives. The annual performance bonus of the CEO has been structured to meet the requirements for deductibility. Any payments exceeding $1 million under the compensation structure it has approved will be contingent upon shareholder approval.

     Other Compensation

      The Committee notes that, unlike most other members of the peer group, the Company’s CEO has in the past received virtually no non-cash compensation. The Committee has determined that the Company’s CEO should receive certain additional fringe benefits so that the CEO’s total compensation package remains competitive. The Committee has determined to recommend that the Company permit the CEO to use the Company’s aircraft for up to 50 flying hours of personal use (subject to the superior right of the Company to use the aircraft). The direct incremental cost to the Company of this benefit is approximately $2,100 per flying hour, while the amount of income realized by the CEO for such use may be substantially less under applicable regulations. The Committee has considered that the cost to the Company should be deductible in full under current law. Accordingly, the Company will properly include the value of the flights in the CEO’s income in accordance with applicable rules. Based upon its review of the “other compensation” category shown in public filings for chief executives of similarly-placed homebuilders, the Committee has found that, together with this non-cash compensation (even in the event that the Company is only able to deduct such amount as is included in the CEO’s income and assuming the CEO exercises in full his option to utilize the aircraft for personal use), the “other compensation” of the CEO is still within the lower range of the peer group.

     Base Salary

      The annualized base salary of the Chief Executive Officer was $435,000 for Fiscal Year 2002. The Committee has determined to recommend a five percent increase of the CEO’s base salary to $456,750 for Fiscal Year 2003.

/s/ KARLHEINZ M. KAISER Karlheinz M. Kaiser	/s/ ALLAN L. ACREE ----------------------------------------------- Allan L. Acree

Dated: June 12, 2002

PERFORMANCE GRAPH

      The following graph shows a five year comparison of cumulative total returns for Capital Pacific Holdings Inc., American Stock Exchange Market Value Index and Dow Jones Home Construction Industry Group.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

	1997	1998	1999	2000	2001	2002

Capital Pacific Holdings, Inc.	100.00	138.10	114.29	109.52	129.52	152.38
Peer Group Index	100.00	163.35	130.45	85.69	159.98	249.33
AMEX Market Index	100.00	119.17	116.50	162.27	145.20	135.30

(1)	The above graph compares the performance of Capital Pacific Holdings, Inc. with that of the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

(2)	The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on March 1, 1997 in each of Capital Pacific Holdings, Inc., the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table sets forth as of June 10, 2002, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director of the Company or nominee who owned shares of Common Stock on that date, by each of the officers that are among the five most highly compensated officers of the Company, and by all directors and officers of the Company as a group. This table is based on information supplied to the Company by the executive officers, directors and principal stockholders and on Schedule 13Gs filed with the Securities and Exchange Commission.

	Common Stock		Percent of
Name and Address	Beneficially Owned(1)		Class(1)

CPH2, L.L.C.	4,113,657		27.5%
4100 MacArthur Boulevard, Suite 200 Newport Beach, California 92660
CPH3, L.L.C.	4,640,694		31.0%
4100 MacArthur Boulevard, Suite 200 Newport Beach, California, 92660
Hadi Makarechian	7,079,614	(2)	47.3%
4100 MacArthur Boulevard, Suite 200 Newport Beach, California 92660
California Housing Finance, L.P.	4,044,851	(3)	27.0%
One Maritime Plaza, Suite 1325 San Francisco, California 94111
Dale Dowers	1,674,737	(4)	11.2%
4560 South Decatur, Suite 200 Las Vegas, Nevada 89103
Stephen P. Couig	64,333		0.4%
4100 MacArthur Boulevard, Suite 200 Newport Beach, California 92660
Steven O. Spelman, Jr.	8,333		0.1%
4100 MacArthur Boulevard, Suite 200 Newport Beach, California 92660
All Directors and Officers of the Corporation as a Group (8 persons)	8,827,018		58.9%

(1)	Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other warrants, options or rights to subscribe have been exercised by anyone else.

(2)	Includes 2,438,920 shares of Common Stock held by CPH2, L.L.C., in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. (Mr. Makarechian owns a 59.3% controlling interest in CPH2, L.L.C.) and 4,640,694 shares of Common Stock held by CPH3, L.L.C. in which Mr. Makarechian may be deemed to have a beneficial interest due to his ownership in CPH3, L.L.C.

(3)	Included in this amount are 1,235,000 non-voting shares of Common Stock issued to California Housing Finance, L.P. in connection with the Exchange Transaction.

(4)	Includes 1,674,737 shares of Common Stock owned by CPH2, L.L.C., in which Mr. Dowers may be deemed to have a beneficial ownership interest due to his 40.7% ownership interest in CPH2, L.L.C. Mr. Makarechian owns a 59.3% controlling interest in CPH2, L.L.C. Mr. Dowers is the former President and Chief Operating Officer of the Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and persons who own more than 10 percent of the Company’s Common Stock file initial reports of ownership of the Company’s Common Stock and changes in such ownership with the Securities and Exchange Commission. To the Company’s knowledge, based solely on a review of copies of forms submitted to the Company during and with respect to fiscal 2002 and on written representations from the Company’s directors and executive officers, all required reports were filed on a timely basis during fiscal 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH

OFFICERS, DIRECTORS AND AFFILIATES

      The Company’s policy is that all transactions between the Company and its officers, directors and principal stockholders, and their respective affiliates, must be on terms no less favorable to the Company than terms with unaffiliated parties for similar transactions. All such transactions that are not in the ordinary course of the Company’s business must be approved by a majority of independent directors who do not have a financial interest in the transaction.

      In May 2002, as the final component of a fiscal 2001 transaction (the “Exchange Transaction”) in which the Company exchanged its interests in certain joint ventures with an investment company, California Housing Finance, L.P. (“CHF”) in return for the bulk of CHF’s interest in Capital Pacific Holdings, LLC (“CPH, LLC”) and certain other joint ventures, the Company issued 1,235,000 shares of its non-voting common stock to CHF in exchange for CHF’s remaining 7% interest in CPH, LLC. In fiscal 2001 CHF contributed the interests in the joint ventures it acquired from the Company to Makallon, LLC (“Makallon”). Makallon is beneficially owned by CHF which is a beneficial owner of approximately 27% of the Company’s common equity. Paul Makarechian, a former director and officer of the Company, and the son of the Chairman of the Board and Chief Executive Officer of the Company, is an executive and has a contingent minority interest in Makallon. In connection with the Exchange Transaction, Capital Pacific Homes, Inc., a subsidiary of the Company, has entered or expects to enter into construction, management and marketing agreements with Makallon relating to certain projects owned by the divested joint ventures whereby the Company is compensated for performing such services through a management fee arrangement. In addition, the Company has entered into lease agreements with Makallon for office space in two buildings owned by certain joint ventures controlled by Makallon. Further information regarding the Exchange Transaction is included in the footnotes to the Company’s financial statements included in the Company’s Annual Report mailed with this proxy statement.

      During fiscal 2002, Mr. Wilkinson and Mr. Ira Lebovic, each an officer of the Company, purchased homes from one of the Company’s managed projects for $1,451,000 and $976,000, respectively

INDEPENDENT AUDITORS

      In connection with the uncertainty as to the future of Arthur Andersen LLP (“Andersen”), the Company replaced Andersen as the Company’s independent auditors with the independent auditing firm of Ernst & Young LLP (“Ernst & Young”) for fiscal year ended February 28, 2002. Andersen served as the Company’s independent auditors for the fiscal year ended February 28, 2001.

      Andersen’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent years ended February 28, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the Company’s two most recent fiscal years ended February 28, 2001, and the subsequent interim periods through November 30, 2001:

•	there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagree-

ments, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports;

•	there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K; and

•	the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      Representatives of Ernst & Young will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Auditor Fees

      The following is a description of the fees billed to the Company by Andersen and Ernst & Young during the fiscal year ended February 28, 2002:

      Audit Fees: Audit fees paid by the Company to Andersen in connection with Andersen’s preliminary audit work on the Company’s annual financial statements for the fiscal year ended February 28, 2002, and the reviews of the financial statements included in the Company’s Forms 10-Q for that year totaled $109,500. Audit fees paid by the Company to Ernst & Young in connection with the audit of the Company’s financial statements for the fiscal year ended February 28, 2002 totaled $180,000.

      Financial Information Systems Design and Implementation Fees: The Company did not engage Andersen or Ernst & Young to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended February 28, 2002.

      All Other Fees: Fees billed to the Company by Andersen during the fiscal year ended February 28, 2002, for all other non-audit services rendered to the Company totaled $194,100. No non-audit services were performed for the Company by Ernst & Young during the fiscal year ended February 28, 2002.

      The Audit Committee has considered the services rendered by the Company’s independent auditors for the most recent fiscal year as described above and has concluded that the provision of such services is compatible with maintaining the independent auditors’ independence.

Report of the Audit Committee

      The Audit Committee is appointed by the Board of Directors and operates pursuant to a written charter that was adopted by the Audit Committee on July 13, 2000 and amended March 8, 2001.

      In fulfilling its duties for the 2002 fiscal year, the Audit Committee has done each of the following:

•	reviewed fees paid by the Company to its independent auditors;

•	reviewed the Company’s audited financial statements for fiscal year 2002 and discussed the financial statements with the Company’s management;

•	discussed with Ernst & Young the matters required to be discussed with the auditor by the Auditing Standards Board Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU380) as may be modified or supplemented;

•	received written disclosure from Ernst & Young about any relationship between Ernst & Young and the Company which it believes may affect its independence;

•	received a confirmation letter from Ernst & Young that it is independent of the Company;

•	discussed with Ernst & Young its independence from the Company.

      Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K filed with the SEC.

AUDIT COMMITTEE

William J. Hadaway (Chairman)
Allan L. Acree
Karlheinz M. Kaiser

MISCELLANEOUS

Stockholder Proposals

      Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the proxy statement and form of proxy prepared by the management of the Company for that meeting, must notify the Company in writing not later than February 28, 2003. The notice should be directed to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Corporate Secretary.

Solicitation of Proxies

      Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company’s proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

      The Company’s Annual Report for the fiscal year ended February 28, 2002 is being delivered to shareholders together with this Proxy Statement. Copies of the annual report on Form 10-K for the fiscal year ended February 28, 2002 as filed with the Securities and Exchange Commission (except for the Exhibits thereto) may be obtained, free of charge, upon written request by any stockholder delivered to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Steven O. Spelman, Jr., Chief Financial Officer and Corporate Secretary. Copies of all exhibits to the annual report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

      THE COMPANY’S MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      The Board of Directors knows of no matters other than the election of directors to be brought before the Meeting. However, if any other matter should be presented for consideration, it is the intention of the persons named as proxies in the enclosed form of Proxy to vote the Proxy in accordance with their judgment.

By Order of the Board of Directors

STEVEN O. SPELMAN, JR.
Corporate Secretary

Dated: June 12, 2002

PROXY

CAPITAL PACIFIC HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 11, 2002.

     The undersigned hereby appoints Steven O. Spelman, Jr. and Sherry S. Irani, or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Capital Pacific Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 11, 2002, and at all adjournments thereof, as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

SEE REVERSE SIDE

[X]	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

FOR all nominees listed (except as marked to the contrary below) [ ]	WITHHOLD AUTHORITY for all nominees listed [ ]

1.	Election of Directors

NOMINEES:	Hadi Makarechian, Allan L. Acree, Karlheinz M. Kaiser, William J. Hadaway

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

If no preference is indicated, this proxy will be voted “FOR” the nominees.

2.	In accordance with their best judgment upon such other matters as may properly come before the Meeting.

SIGNATURE(S)____________________________________________________	DATED _________________, 2002

IMPORTANT:	Please sign this Proxy exactly as your name or names appear hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles. BE SURE TO DATE THIS PROXY